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                                                                  Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 33-61049) and Form S-8 (No. 333-108748, No. 333-48233, No. 333-36258, No. 333-55729, No. 33-35247, No. 33-62734 and No.
333-136775) of The Jones Financial Companies, L.L.L.P. of our reports dated March 28, 2008 relating to the financial statements and financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri

March 28, 2008